Exhibit 99.1

The Trade Desk Reports Third Quarter Financial Results

LOS ANGELES--(BUSINESS WIRE)--November 8, 2018--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its third quarter ended September 30, 2018.

“As the worldwide programmatic advertising market grows, we continue to outpace that growth. The need for objective, data-driven media buying is increasing. A steady stream of new brands and agencies continues to join our platform. The market continues to validate our business model and we’re seeing the measurable results,” said Jeff Green, founder and CEO of The Trade Desk. “We again broke our previous revenue record and surpassed our own expectations during the third quarter. Record revenue of $118.8 million was a 50% increase year-over-year which again equaled the 50% year-over-year increase we had last year in the third quarter. Net income was a record $20.3 million. Connected TV, audio, mobile and video led our channel growth. Our momentum continued with additional large customer wins and strong international growth. During the quarter we also saw continued adoption of our Next Wave products.”

Third Quarter 2018 Financial Highlights:

The following table summarizes our consolidated financial results for the periods ended September 30, 2018 and 2017 ($ in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP Results
Revenue	$118.8	$79.4	$316.8	$205.6
Increase in revenue year over year	50%	50%	54%	58%
Net Income	$20.3	$10.2	$48.7	$34.0
Diluted EPS	$0.44	$0.23	$1.07	$0.77

Non-GAAP Results
Adjusted EBITDA	$36.6	$24.4	$92.4	$56.0
Adjusted EBITDA Margin	31%	31%	29%	27%
Non-GAAP Net Income	$30.2	$15.3	$72.7	$46.1
Non-GAAP Diluted EPS	$0.65	$0.35	$1.60	$1.05

Third Quarter and Recent Business Highlights Include:

  Continued Omni-channel Growth: Omni-channel solutions remain a strategic focus for The Trade Desk as the industry continues shifting toward transparency and programmatic buying. Specific channel spend highlights include:
    Mobile (in-app, video and web) grew 65% from Q3 2017 to Q3 2018.
    Mobile increased to 46% of gross spend for the quarter, its highest percentage ever, highlighting the growing importance of this channel to advertisers.
    Connected TV grew over 10X from Q3 2017 to Q3 2018.
    Audio grew 192% from Q3 2017 to Q3 2018.
    Mobile video grew 98% from Q3 2017 to Q3 2018.
    Mobile in-app grew 90% from Q3 2017 to Q3 2018.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 19 quarters.
  New Products and Features: During the quarter, The Trade Desk issued several new product features and enhancements to its platform including:
    A new suite of offline measurement tools to measure the effectiveness of digital campaigns. Partners include: Factual, AdSquare, Oracle and Placed.
    Better access to Nielsen On-Target-Percentage (OTP) data in the Campaign and Ad Group Dashboards in the UI.
    Custom cost-per-acquisition (CPA) tools to better personalize how Koa™ AI optimizes campaigns. Users can now apply weights to multiple pixels or weight click- and view-through conversions differently. Koa will use your settings to calculate and optimize toward a custom CPA.
    Vertical video capability, an ad format that maximizes mobile-screen real estate without making users rotate their phones to watch video horizontally.
  Global Footprint Expansion: The Trade Desk broadened its coverage with the opening of its Toronto office.
  Best Places to Work: The Trade Desk was ranked #2 among the 100 Best Medium Workplaces to Work for by Fortune.

Fourth Quarter and Revised Full Year 2018 Outlook:

Mr. Green added, "We continue to win new brands on our platform from many major sectors of the economy - for example, a major US retailer, a global beverage company and a major multinational consumer electronics manufacturer. The many new wins from the top 200 largest advertisers in the world over 2017 and 2018 are helping to drive significant growth. As a result, we now expect revenue for 2018 to be at least $464 million. These major wins over the past two years are providing significant momentum in 2018 and we believe this momentum will continue into 2019 and beyond.”

The Trade Desk is providing its financial targets for the fourth quarter of 2018 and revised targets for its fiscal year 2018. The Company’s financial targets are as follows:

Fourth Quarter 2018:

  Revenue of $147 million
  Adjusted EBITDA of $53 million

Full Year 2018:

  Revenue at least $464 million, revised from $456 million
  Adjusted EBITDA of $145 million, revised from $140 million

Reconciliation of adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP net income and Non-GAAP diluted EPS that supplement the Condensed Consolidated Statements of Comprehensive Income of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before depreciation and amortization, stock-based compensation, interest expense (income), net, secondary offering costs and provision for income taxes. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation and secondary offering costs. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 30% and 40% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS for the 2018 and 2017 periods, respectively. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Comprehensive Income. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Third Quarter Fiscal Year 2018 Results Webcast and Conference Call Details

  When: November 8, 2018 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 877-407-0782. For callers outside the United States, please dial 1-201-689-8567. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 39347). Outside the United States, please dial 1-919-882-2331 (replay code: 39347). The audio replay will be available via telephone until November 15, 2018.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/investor-overview), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), and Facebook page (https://www.facebook.com/TheTradeDesk/), and Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk, Inc.

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and, social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, and LinkedIn.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$118,825	$79,413	$316,826	$205,569
Operating expenses:
Platform operations	29,344	17,397	78,842	45,097
Sales and marketing	23,287	16,200	60,007	42,842
Technology and development	22,621	13,181	59,806	35,777
General and administrative	21,310	14,227	59,816	41,815
Total operating expenses	96,562	61,005	258,471	165,531
Income from operations	22,263	18,408	58,355	40,038
Total other expense, net	158	2,354	1,922	4,449
Income before income taxes	22,105	16,054	56,433	35,589
Provision for income taxes	1,813	5,825	7,728	1,602
Net income	$20,292	$10,229	$48,705	$33,987
Earnings per share:
Basic	$0.47	$0.25	$1.15	$0.85
Diluted	$0.44	$0.23	$1.07	$0.77
Weighted average shares outstanding:
Basic	42,721	40,700	42,178	39,977
Diluted	46,576	44,245	45,460	43,919

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Platform operations	$1,234	$818	$3,137	$1,543
Sales and marketing	3,033	1,500	7,757	3,277
Technology and development	4,013	1,990	8,905	3,981
General and administrative	3,137	1,585	8,159	3,605
Total	$11,417	$5,893	$27,958	$12,406

THE TRADE DESK, INC.

CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$166,349	$155,950
Accounts receivable, net	640,098	599,565
Prepaid expenses and other current assets	18,614	10,298
Total current assets	825,061	765,813
Property and equipment, net	29,402	17,405
Deferred income taxes	3,359	3,359
Other assets, non-current	15,891	10,587
Total assets	$873,713	$797,164

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$493,284	$490,377
Accrued expenses and other current liabilities	35,927	28,155
Total current liabilities	529,211	518,532
Debt, net	—	27,000
Other liabilities, non-current	7,488	6,049
Total liabilities	536,699	551,581

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	252,329	209,603
Retained earnings	84,685	35,980
Total stockholders' equity	337,014	245,583
Total liabilities and stockholders' equity	$873,713	$797,164

THE TRADE DESK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
OPERATING ACTIVITIES:
Net income	$48,705	$33,987
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,107	5,157
Stock-based compensation	27,958	12,406
Bad debt expense	1,727	3,943
Other	2,396	(1,312)
Changes in operating assets and liabilities:
Accounts receivable	(44,736)	(95,215)
Prepaid expenses and other assets	(10,597)	(7,296)
Accounts payable	(2,804)	51,855
Accrued expenses and other liabilities	7,789	3,506
Net cash provided by operating activities	38,545	7,031
INVESTING ACTIVITIES:
Purchases of property and equipment	(10,383)	(8,357)
Capitalized software development costs	(4,340)	(2,479)
Net cash used in investing activities	(14,723)	(10,836)
FINANCING ACTIVITIES:
Repayment on line of credit	(27,000)	—
Payment of debt financing costs	—	(153)
Payment of financing obligations	—	(677)
Proceeds from exercise of stock options	7,165	1,768
Proceeds from employee stock purchase plan	7,014	2,294
Taxes paid related to net settlement of restricted stock awards	(602)	(29)
Net cash provided by (used in) financing activities	(13,423)	3,203
Increase (decrease) in cash and cash equivalents	10,399	(602)
Cash and cash equivalents—Beginning of period	155,950	133,400
Cash and cash equivalents—End of period	$166,349	$132,798

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income	$20,292	$10,229	$48,705	$33,987
Add back:
Depreciation and amortization expense	3,277	1,968	8,107	5,157
Stock-based compensation expense	11,417	5,893	27,958	12,406
Interest expense (income), net	(237)	513	(113)	1,290
Secondary offering costs	—	—	—	1,523
Provision for income taxes	1,813	5,825	7,728	1,602
Adjusted EBITDA	$36,562	$24,428	$92,385	$55,965

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net income	$20,292	$10,229	$48,705	$33,987
Add back (deduct):
Stock-based compensation expense	11,417	5,893	27,958	12,406
Secondary offering costs	—	—	—	1,523
Adjustment for income taxes	(1,528)	(846)	(3,918)	(1,772)
Non-GAAP net income	$30,181	$15,276	$72,745	$46,144

GAAP diluted EPS	$0.44	$0.23	$1.07	$0.77
Non-GAAP diluted EPS	$0.65	$0.35	$1.60	$1.05

Weighted average shares outstanding—diluted	46,576	44,245	45,460	43,919

CONTACT:
Investors
The Trade Desk
Chris Toth
Vice President Investor Relations
ir@thetradedesk.com
310-334-9183
or
Media
5WPR
Austin Rotter
Associate VP
arotter@5wpr.com
646-862-6866